Date:	December 11, 2006 NEWS RELEASE

	For Release:	IMMEDIATELY

Hubbell Incorporated 584 Derby-Milford Road

P. O. Box 549

Orange, CT 06477

203-799-4100

Contact: Thomas R. Conlin

HUBBELL LOWERS 2006 SALES

AND EARNINGS PROJECTIONS

ORANGE, CT. (December 11, 2006) — Hubbell Incorporated (NYSE:  HUBA, HUBB) today announced that it is reducing its projections for 2006 full year results. The Company expects sales for the year ending December 31, 2006, to be approximately $40 million below its previous expectations while earnings per diluted share are anticipated to be in the range of $2.53 — $2.58.

“The lower volumes are being seen in a number of Hubbell’s important markets,” said Timothy H. Powers, President and CEO. “Residential construction – 15% of Hubbell’s business – was expected to decline in 2006 by single digits. In fact, the pace and depth of the decline has accelerated more rapidly than expected in the fourth quarter. Nonresidential construction, which comprises 40% of Hubbell’s sales, has slipped with total square footage and contract awards declining over the last few months. Also, lower order rates, due to higher inventory levels at utility customers and distributors following a below-normal storm season, are dampening volume at our Power Systems segment which represents about 23% of Hubbell’s sales.

“On the profit side,” Powers added, “The greater than expected decline in volume is resulting in a much lower rate of overhead absorption in a number of our businesses. We have acted quickly with significant reductions in our production levels and labor force which are both currently underway. Also, material costs in excess of product price increases are having a more negative impact than previously expected.
I can speak for our management throughout the Company,” Powers concluded, “in underlining our disappointment with the expected 2006 results. We remain focused on completing our strategic initiatives which are the fastest route to returning Hubbell to the growth track begun in 2001.”

Hubbell will web-cast a conference call to discuss the revised projections today, December 11, 2006 beginning 2:00 PM (Eastern Time).

The full text of this press release will be posted on Hubbell’s corporate web site at www.hubbell.com. To access the press release, click on “Investor Relations” and then on “Financial Releases.”

The live audio of the conference call discussing the revised projections will also be available at www.hubbell.com. To access the web-cast click on “Investor Relations” and then “Calendar of Events”. The revised projections for 2006 conference call will be archived 24 hours after the event. To access the audio archive click on “Investor Relations” and then on “Audio Archives.”

A telephone replay of the conference call will be available 2 hours after the conclusion of the original conference call and will remain available until 12/18/06 at 11:59 PM ET. To access the replay call 719-457-0820. The replay pass code number is 5748249.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company’s reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as “may”, “expects”, “expectations”, “expected”, “projected”, “projections”, “anticipated”, “approximately”, “dampening”, “resulting”, “growth”, “likely”, and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; and competition; and other factors described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” Sections in the Annual Report on Form 10-K for the year ended December 31, 2005.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2005 revenues of $2.11 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, Brazil, and the United Kingdom, participates in joint ventures in Taiwan, and the People’s Republic of China, and maintains sales offices in Singapore, Hong Kong, South Korea, People’s Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

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